UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  JULY 29, 2003
                Date of Report (Date of earliest event reported)

                               DIODES INCORPORATED
             (Exact name of registrant as specified in its charter)

                           DELAWARE 1-5740 95-2039518
            (State or other (Commission File Number) (I.R.S. Employer
                     jurisdiction of Identification Number)
                                 incorporation)

                            3050 EAST HILLCREST DRIVE
                       WESTLAKE VILLAGE, CALIFORNIA 91362
               (Address of principal executive offices) (Zip Code)

                                 (805) 446-4800
              (Registrant's telephone number, including area code)



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(C)  EXHIBITS

                  Exhibit 99.1 - Press Release dated July 29, 2003


ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

                  On July 29, 2003, Diodes Incorporated issued a press release announcing second quarter 2003 earnings. A copy of the press release is attached as Exhibit 99.1.

                  The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1984, except as shall be expressly set forth by specific reference in such filing.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   July 29, 2003                               DIODES INCORPORATED

                                                     By /s/ Carl Wertz
                                                     CARL WERTZ
                                                     Chief Financial Officer


                                  EXHIBIT INDEX

EXHIBIT                DESCRIPTION
NUMBER

99.1                   Press Release dated July 29, 2003





                                  EXHIBIT 99.1

DIODES INCORPORATED
FOR IMMEDIATE RELEASE

DIODES INCORPORATED REPORTS SECOND QUARTER 2003 RESULTS WITH RECORD REVENUE

        Revenue up 13.4% sequentially to a record $33.4 million on strength of new product sales

WESTLAKE  VILLAGE,  CALIFORNIA,  JULY 29,  2003 - Diodes  Incorporated  (NASDAQ:
DIOD), a leading manufacturer and supplier of high quality discrete semiconductors, today reported financial results for the second quarter of fiscal year 2003 ended June 30, 2003.

SECOND QUARTER HIGHLIGHTS:
Revenue increased 13.4% sequentially and 11.5% year-over-year to a record
 $33.4 million
New product revenue grew to a record 12.5% of sales
Gross margin improves 120 basis points from 2Q02
Net income increased to $2.2 million, or $0.23 per diluted share, up from $1.6 million, or $0.18 per diluted share, in 2Q02

Revenues for the second quarter of 2003 were a record $33.4 million, a sequential increase of 13.4% from the first quarter of 2003, and an increase of 11.5% from the second quarter of 2002.

Net income for the quarter was $2.2 million, up 39% compared to $1.6 million for the three months ended June 30, 2002. Diluted earnings per share were $0.23 for the second quarter of 2003, as compared to $0.18 for the same period last year.

For the first six months of 2003, the Company earned $4.1 million, or $0.44 per diluted share, on revenues of $62.8 million, as compared to net income of $1.8 million, or $0.20 per diluted share, on revenues of $56.9 million for the same period in 2002.

Commenting on the quarter, C.H. Chen, President and CEO of Diodes Incorporated, said, "We are pleased with our second quarter results and our ability to consistently outperform the industry. In a challenging market environment, Diodes posted record revenue, improved margins and made significant improvement in net income. Our success is largely attributable to the growing market acceptance of our higher margin, differentiated discrete products and we look forward to maintaining the pace of innovation over the coming quarters so as to position Diodes as the total solution provider for discrete semiconductor products."

Diodes growth in the second quarter was driven by a combination of the strength of the Asian market, which accounted for 53% of sales, up from 46% in the same period last year, and demand for the Company's new next-generation products.

Increased capacity utilization at the Company's Mainland China manufacturing facility, Diodes-China, and at Diodes-FabTech, the wafer facility, and higher ASPs from the Company's next generation products contributed to year-over-year margin improvement. The Company's gross profit margin was 25.0%, compared to 23.8% in the same period last year.

Operating margins increased by 170 basis points to 9.4% in the second quarter, compared to 7.7% in the second quarter of 2002.

For the quarter, SG&A expenses were $4.8 million as compared to $4.3 million in the first quarter of 2003 and $4.4 million in the second quarter of 2002. The Company continues to invest in its sales and marketing efforts and experienced increased selling expenses and incentives associated with the higher revenue. SG&A expenses as a percentage of sales decreased slightly to 14.4%, from 14.6% in the prior-year quarter.

"We are extremely encouraged by the market reception of our next-generation products," Chen continued. "During the second quarter, sales of new products grew to represent 12.5% of total revenue, up from 11% last quarter and up from 6% in the second quarter of 2002. This is a record high and especially noteworthy considering that we achieved record revenue in the same period. Sales of our performance Schottky and Zener lines were particularly strong during the quarter as these products fulfill the growing need for high efficiency, compact essential electronic components.

"We continue to focus on new product development and on working with our customers to deliver superior value. During the quarter, we collaborated with several customers to develop application specific multi-chip arrays devices, which combine multiple discrete technologies within a single device and deliver compelling improvements in cost, performance and size. In addition, last week, we introduced two new lines of precision Zener diodes utilizing our integrated development and manufacturing capabilities and enabling Diodes to offer one of the most comprehensive portfolios of performance Schottky and Zener devices in the industry."

At June 30, 2003, Diodes had $7.3 million in cash and cash equivalents, $15.5 million in long-term debt, $6.2 million outstanding on its revolving credit line, $32.4 million in available credit facilities, and $62.5 million in shareholders' equity.

Mr. Chen concluded, "We are excited about the progress we have made in the first half of 2003 and believe that Diodes' fiscal discipline, positioning in the growing Asian marketplace, and commitment to developing new technology, will enable the Company to be a leading competitor in discrete technologies. With respect to our outlook for the third quarter, we continue to be cautiously optimistic. The geopolitical climate appears to be improving and the threat of SARS has diminished. However, order cycles remain very short and the outlook for business spending remains uncertain. As such, we maintain our target to outperform the semiconductor industry and would expect to provide more specific guidance for the second half of the year as visibility improves."

CONFERENCE CALL
Diodes Incorporated will hold its second quarter conference call for all interested persons at 8 a.m. PST (11 a.m. EST) today to discuss its results. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the investor section of Diodes' website at WWW.DIODES.COM. To listen to the live call, please go to the Investor section of Diodes website and click on the Conference Call link at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on Diodes website for 90 days.

ABOUT DIODES INCORPORATED
Diodes Incorporated (Nasdaq: DIOD) is a leading manufacturer and supplier of high-quality discrete semiconductor products, primarily to the communications, computing, industrial, consumer electronics and automotive markets. The Company operates three Far East subsidiaries, Diodes-China (QS-9000 and ISO-14001 certified) in Shanghai, Diodes-Taiwan (ISO-9000 certified) in Taipei, and Diodes-Hong Kong. Diodes-China's manufacturing focus is on subminiature surface-mount devices destined for wireless devices, notebook, flat panel display, digital camera, mobile handset, set-top box, DC to DC conversion, and automotive applications, among others. Diodes-Taiwan is our Asia-Pacific sales, logistics and distribution center. Diodes-Hong Kong covers sales, warehouse and logistics functions. The Company's 5" wafer foundry, Diodes-FabTech (QS-9000 certified), specializes in Schottky products and is located just outside Kansas City, Missouri. The Company's ISO-9000 corporate sales, marketing, engineering and logistics headquarters is located in Southern California. For further information, including SEC filings, visit the Company's website at http://www.diodes.com.

SAFE HARBOR  STATEMENT  UNDER THE PRIVATE  SECURITIES  LITIGATION  REFORM ACT OF
1995: ANY STATEMENTS SET FORTH ABOVE THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, SUCH FACTORS AS FLUCTUATIONS IN PRODUCT DEMAND, THE INTRODUCTION OF NEW PRODUCTS, THE COMPANY'S ABILITY TO MAINTAIN CUSTOMER AND VENDOR RELATIONSHIPS, TECHNOLOGICAL ADVANCEMENTS, IMPACT OF COMPETITIVE PRODUCTS AND PRICING, GROWTH IN TARGETED MARKETS, RISKS OF FOREIGN OPERATIONS, AND OTHER INFORMATION DETAILED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

Source:  Diodes Incorporated
CONTACT:  Crocker Coulson, Partner, CCG; (818) 789-0100
e-mail: crocker.coulson@ccgir.com or Carl Wertz, Chief Financial Officer, Diodes, Incorporated; (805) 446-4800

Recent news releases, annual reports, and SEC filings are available at the Company's website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.


        CONSOLIDATED CONDENSED INCOME STATEMENT AND BALANCE SHEET FOLLOWS



                      DIODES INCORPORATED AND SUBSIDIARIES
                   CONSOLIDATED CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)


                                                      THREE MONTHS ENDED                               SIX MONTHS ENDED
                                                           JUNE 30,                                        JUNE 30,
                                            -----------------------------------------      -----------------------------------------
                                                 2002                    2003                    2002                   2003
                                            ------------------    -------------------      ------------------    -------------------

NET SALES                                     $  29,946,000           $  33,391,000            $   56,870,000        $   62,844,000
COST OF GOODS SOLD                               22,815,000              25,045,000                45,387,000            47,037,000
                                            ------------------    -------------------      ------------------    -------------------

     Gross profit                                 7,131,000               8,346,000                11,483,000            15,807,000

RESEARCH AND DEVELOPMENT EXPENSES                   460,000                 400,000                   773,000               746,000
SELLING, GENERAL AND ADMINISTRATIVE
 EXPENSES                                         4,370,000               4,796,000                 8,135,000             9,048,000
                                            ------------------    -------------------      ------------------    -------------------
     Total operating expenses                     4,830,000               5,196,000                 8,908,000             9,794,000

     Income from operations                       2,301,000               3,150,000                 2,575,000             6,013,000

OTHER INCOME (EXPENSE)
     Interest income                                 16,000                   5,000                    25,000                 9,000
     Interest expense                              (292,000)               (223,000)                (638,000)              (472,000)
     Other                                          109,000                 (20,000)                  124,000                (1,000)
                                            ------------------    -------------------      ------------------    -------------------
                                                   (167,000)               (238,000)                (489,000)              (464,000)

Income before income taxes and minority
interest                                          2,134,000               2,912,000                 2,086,000             5,549,000
INCOME TAX BENEFIT (PROVISION)                     (473,000)               (651,000)                 (178,000)           (1,268,000)
                                            ------------------    -------------------      ------------------    -------------------

Income before minority interest                   1,661,000               2,261,000                 1,908,000             4,281,000

MINORITY INTEREST IN JOINT VENTURE EARNINGS         (98,000)                (89,000)                 (136,000)             (187,000)
                                            ------------------    -------------------      ------------------    -------------------

NET INCOME                                    $   1,563,000           $   2,172,000            $    1,772,000        $    4,094,000
                                            ==================    ===================      ==================    ===================

EARNINGS PER SHARE
     Basic                                    $        0.19           $        0.26            $         0.22        $         0.49
     Diluted                                  $        0.18           $        0.23            $         0.20        $         0.44
                                            ==================    ===================      ==================    ===================

WEIGHTED AVERAGE SHARES OUTSTANDING
     Basic                                        8,176,025               8,452,129                 8,170,704             8,383,444
     Diluted                                      8,874,416               9,512,266                 8,824,025             9,372,507
                                            ==================    ===================      ==================    ===================

The  accompanying  notes are an  integral  part of these financial statements.




                      DIODES INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET

                                     ASSETS


                                                                              DECEMBER 31,              JUNE 30,
                                                                                  2002                    2003
                                                                           -------------------     -------------------
                                                                                                      (UNAUDITED)
CURRENT ASSETS
     Cash and cash equivalents                                                  $   7,284,000           $   7,283,000
     Accounts receivable
         Customers                                                                 19,387,000              22,159,000
         Related parties                                                            3,138,000               3,219,000
                                                                           -------------------     -------------------
                                                                                   22,525,000              25,378,000
         Less:  Allowance for doubtful receivables                                    353,000                 317,000
                                                                           -------------------     -------------------
                                                                                   22,172,000              25,061,000

     Inventories                                                                   14,916,000              16,292,000
     Deferred income taxes, current                                                 4,338,000               4,338,000
     Prepaid expenses, income taxes and other current assets                        2,228,000               3,183,000
                                                                           -------------------     -------------------

                  Total current assets                                             50,938,000              56,157,000

PROPERTY, PLANT AND EQUIPMENT, at cost, net
    of accumulated depreciation and amortization                                   44,693,000              46,686,000

DEFERRED INCOME TAXES, non-current                                                  3,205,000               2,360,000

OTHER ASSETS
     Goodwill, net                                                                  5,090,000               5,090,000
     Other                                                                          1,084,000               1,233,000
                                                                           -------------------     -------------------

TOTAL ASSETS                                                                    $ 105,010,000           $ 111,527,000
                                                                           ===================     ===================

The  accompanying  notes are an  integral  part of these financial statements.




                      DIODES INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED CONDENSED BALANCE SHEET

                      LIABILITIES AND STOCKHOLDERS' EQUITY


                                                                                DECEMBER 31,             JUNE 30,
                                                                                    2002                   2003
                                                                              ------------------     ------------------
                                                                                                        (UNAUDITED)
CURRENT LIABILITIES
     Line of credit                                                               $   3,025,000          $   6,242,000
     Accounts payable
         Trade                                                                        9,039,000             11,400,000
         Related parties                                                              3,361,000              2,806,000
     Accrued liabilities                                                              8,693,000              8,154,000
     Current portion of long-term debt
         Related party                                                                2,500,000              2,500,000
         Other                                                                        3,333,000              3,333,000
     Current portion of capital lease obligations                                       157,000                159,000
                                                                              ------------------     ------------------
                  Total current liabilities                                          30,108,000             34,594,000

LONG-TERM DEBT, net of current portion
         Related party                                                                6,250,000              5,000,000
         Other                                                                        6,333,000              4,667,000

CAPITAL LEASE OBLIGATIONS, net of current portion                                     2,495,000              2,405,000

MINORITY INTEREST IN JOINT VENTURE                                                    2,145,000              2,332,000

STOCKHOLDERS' EQUITY
     Class A convertible preferred stock - par value $1.00 per share;  1,000,000 shares authorized;
         no shares issued and outstanding                                                    --                     --
     Common stock - par value $0.66 2/3 per share;
         30,000,000 shares authorized; 9,292,764 and 9,583,480
         shares issued at December 31, 2002
         and June 30, 2003, respectively                                              6,195,000              6,389,000
     Additional paid-in capital                                                       8,060,000              8,559,000
     Retained earnings                                                               45,684,000             49,778,000
                                                                              ------------------     ------------------
                                                                                     59,939,000             64,726,000
     Less:
         Treasury stock - 1,075,672 shares of common stock, at cost                   1,782,000              1,782,000
         Accumulated other comprehensive loss                                           478,000                415,000
                                                                              ------------------     ------------------
                                                                                      2,260,000              2,197,000

                  Total stockholders' equity                                         57,679,000             62,529,000
                                                                              ------------------     ------------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                        $ 105,010,000          $ 111,527,000
                                                                              ==================     ==================

The  accompanying  notes are an  integral  part of these financial statements.

                                                                 # # #